UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: November 19, 2008

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On November 20, 2008, Akamai Technologies, Inc. (the “Company”) announced that it is taking actions to reduce its operating costs. These initiatives include a reduction in its global workforce of approximately 110 employees, or seven percent of its employee population. The Company will inform affected employees on November 19th and 20th, 2008 and expects to complete all activities associated with the restructuring actions by June 30, 2009. Additionally, the Company has decided to sublease a portion of its committed office space on a non-permanent basis.

As a result of these cost-cutting measures, the Company expects to incur aggregate restructuring charges and other costs of approximately $4.0 million in the fourth quarter of 2008. These anticipated charges consist of approximately $3.8 million for severance and similar personnel-related expenses and approximately $0.2 million in other costs. These costs are expected to be partially offset by a net reduction in non-cash stock-based compensation of $0.8 million, reflecting a modification to certain stock-based awards previously granted to the affected employees. Additionally, the Company expects to recognize a loss on sublease income of approximately $2.5 million related to certain leased facilities. The Company expects to incur total cash expenditures of approximately $6.0 million in connection with these cost-reduction measures.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of the Company’s management as of the date hereof based on information currently available to the Company’s management. Use of words such as “expects” and “anticipates” or similar expressions indicate a forward-looking statement and include those statements regarding the restructuring charges and costs in the fourth quarter of 2008, the charges attributable to severance and other personnel-related expenses, and total cash expenditures in connection with the Company’s cost reduction measures. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions. Actual results may differ materially from the forward-looking statements the Company makes. See the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, including the information set forth therein under the caption “Risk Factors,” for a discussion of certain risks associated with our business. We disclaim any obligation to update forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2008	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ JD Sherman
JD Sherman, Chief Financial Officer